Pacific Select Fund NSAR 12-31-10
EXHIBIT 77D
POLICIES WITH RESPECT TO SECURITY INVESTMENTS



Effective May 1, 2010, the investment practices of the Pacific Select Fund were changed as follows:


The following investment policy of the High Yield Bond Portfolio was changed as follows:

*	the investment policy of the High Yield Bond Portfolio be,
and it hereby is amended, effective May 1, 2010, to require that the Portfolio invest at least 80% of its assets in non-investment grade (high yield/high risk) debt instruments, including instruments with characteristics of non-investment grade debt instruments.


The following investment policy of the Managed Bond Portfolio was changed as follows:

*	the investment policy of the Managed Bond Portfolio be,
and it hereby is, amended, effective May 1, 2010, to require that the Portfolio invest at least 80% of its assets in debt instruments, including instruments with characteristics of debt instruments
(such as derivatives).


The following investment policy of the Equity Index Portfolio was changed as follows:

*	the investment policy of the Equity Index Portfolio be,
and it hereby is, amended, effective May 1, 2010, to require the Portfolio to invest at least 80% of its assets in equity securities of companies included in the portfolio's applicable benchmark index, including instruments representative of that index (such as derivatives).


The following investment policy of the Long/Short Large-Cap Portfolio was changed as follows:

*	the investment policy of the Long/Short Large-Cap Portfolio
be, and it hereby is amended, effective May 1, 2010, to require that the Portfolio invest at least 80% of its assets in securities of companies with large market capitalizations.


The following investment policy of the Mid-Cap Equity Portfolio was changed as follows:

*	the investment policy of the Mid-Cap Equity Portfolio be,
and it hereby is amended, effective May 1, 2010, to require that the Portfolio invest at least 80% of its assets in equity securities of companies with medium market capitalizations.


The following investment policy of the Mid-Cap Growth Portfolio was changed as follows:

*	the investment policy of the Mid-Cap Growth Portfolio be,
and it hereby is amended, effective May 1, 2010, to require that the Portfolio invest at least 80% of its assets in securities of companies with medium market capitalizations.


The following investment policy of the Small-Cap Equity Portfolio was changed as follows:

*	the investment policy of the Small-Cap Equity Portfolio be,
and it hereby is amended, effective May 1, 2010, to require that the Portfolio invest at least 80% of its assets in equity securities of companies with small market capitalizations, including instruments with characteristics of small-capitalization equity securities
(such as derivatives).


The following investment policy of the Small-Cap Index Portfolio was changed as follows:

*	the investment policy of the Small-Cap Index Portfolio be,
and it hereby is amended, effective May 1, 2010, to require that the Portfolio invest at least 80% of its assets in securities of companies with small market capitalizations included in the portfolio's applicable benchmark index, including instruments representative of that index (such as derivatives).


The following investment policy of the International Large-Cap Portfolio was changed as follows:

*	the investment policy of the International Large-Cap Portfolio be, and it hereby is amended, effective May 1, 2010, to require that the Portfolio invest at least 80% of its assets in securities of companies with large market capitalizations.


The following investment policy of the Real Estate Portfolio was changed as follows:

*	the investment policy of the Real Estate Portfolio be, and it is hereby amended, effective May 1, 2010, to require that the Portfolio invest at least 80% of its assets in securities of companies operating in the real estate and related industries.


The following investment policy of the PD Aggregate Bond Index Portfolio was changed as follows:

*	the investment policy of the PD Aggregate Bond Index Portfolio be, and it hereby is amended, effective May 1, 2010, to require that the Portfolio invest at least 80% of its assets in debt instruments included in the portfolio's applicable benchmark index, including instruments representative of that index (such as derivatives).


The following investment policy of the PD High Yield Bond Market Portfolio was changed as follows:

*	the investment policy of the PD High Yield Bond Market Portfolio be, and it hereby is amended, effective May 1, 2010, to require that the Portfolio invest at least 80% of its assets in non-investment grade (high yield/high risk) debt instruments, including instruments with characteristics of non-investment grade debt instruments (such as derivatives).


The following investment policy of the PD Large-Cap Growth Index Portfolio was changed as follows:

*	the investment policy of the PD Large-Cap Growth Index Portfolio be, and it hereby is amended, effective May 1, 2010, to require that the Portfolio invest at least 80% of its assets in securities of companies with large market capitalizations included in the portfolio's applicable benchmark index including instruments representative of that index
(such as derivatives).


The following investment policy of the PD Large-Cap Value Index Portfolio was changed as follows:

*	the investment policy of the PD Large-Cap Value Index Portfolio be, and it hereby is amended, effective May 1, 2010, to require that the Portfolio invest at least 80% of its assets in securities of companies with large market capitalizations included in the portfolio's applicable benchmark index including instruments representative of that index
(such as derivatives).


The following investment policy of the PD Small-Cap Growth Index Portfolio was changed as follows:

*	the investment policy of the PD Small-Cap Growth Index Portfolio be, and it hereby is amended, effective May 1, 2010, to require that the Portfolio invest at least 80% of its assets in securities of companies with small market capitalizations included in the portfolio's applicable benchmark index including instruments representative of that index
(such as derivatives).


The following investment policy of the PD Small-Cap Value Index Portfolio was changed as follows:

*	the investment policy of the PD Small-Cap Value Index Portfolio be, and it hereby is amended, effective May 1, 2010, to require that the Portfolio invest at least 80% of its assets in securities of companies with small market capitalizations included in the portfolio's applicable benchmark index, including instruments representative of that index (such as derivatives).


The following investment policy of the PD International Large-Cap Portfolio was changed as follows:

*	the investment policy of the PD International Large-Cap Portfolio be, and it hereby is amended, effective May 1, 2010, to require that the Portfolio invest at least 80% of its assets in securities of companies with large market capitalizations.